Execution Copy

SECURITIES PURCHASE AGREEMENT

          This Securities Purchase Agreement (this "Agreement") is made and entered into as of September 14, 2004 among Interpool, Inc., a Delaware corporation (the "Company"), and the investors signatory hereto (each a "Purchaser" and collectively the "Purchasers").

           WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, certain securities of the Company, as more fully described in this Agreement.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

ARTICLE I.
DEFINITIONS

           1.1.     Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

                     "2003 10-K" means the Company's Annual Report for the fiscal year ended December 31, 2003 filed on form 10-K with the Commission.

                      "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                     "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1 on the Closing Date.

                      "Closing Date" means September 14, 2004.

                      "Code" means the Internal Revenue Code of 1986, as amended to the date hereof from time to time hereafter, and any successor statute.

                     "Commission" means the Securities and Exchange Commission.

                      "Common Stock" means the common stock of the Company, par value $.001 per share, or such securities into which such stock shall hereafter be classified.

                      "Common Stock Equivalents" means any rights, warrants, options, convertible securities, exchangeable securities or other securities or debt of any kind that may be at any time convertible into, exchangeable for or otherwise give the holder thereof the right to receive shares of Common Stock.

                     "Company Counsel" means Stroock & Stroock & Lavan LLP.

                      "Controlling Stockholder Letter" means the letter, dated as of the date of this Agreement and attached hereto as Exhibit H, signed by each of Martin Tuchman, Warren L. Serenbetz and Hickory Enterprises, L.P.

                      "Controlling Stockholders" means Martin Tuchman, Warren L. Serenbetz, Radcliff Group, Inc., Hickory Enterprises, L.P., Warren L. Serenbetz, Jr., Arthur L. Burns, Paul H. Serenbetz, Stuart W. Serenbetz and Clay R. Serenbetz.

                      "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which (i) is sponsored, maintained or contributed to by, or required to be contributed to by, the Company, any of its Subsidiaries or any of their respective ERISA Affiliates or (ii) is or was subject to Title IV of ERISA and was during the preceding six years sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                      "Environmental Claim" means any investigation, written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law; (ii) in connection with any Release or threatened Release of or exposure to Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to, natural resources or the environment.

                      "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, governmental authorizations, or any other requirements of governmental authorities (i) imposing liability or establishing standards for conduct for the preservation and protection of the environment; (ii) relating to any activity involving Hazardous Materials; or (iii) occupational safety and health, industrial hygiene or land use, in any manner applicable to the Company or any of its Subsidiaries or any Facility.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                      "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities arising after such period for which the Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                     "ERISA Event" means (i) a "reportable event" material to any Person within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan except any such failure or imposition attributable to an error made in good faith which results in the imposition of liability or a Lien on Company and its Subsidiaries and their respective ERISA Affiliates of an immaterial amount, so long as such error, failure and imposition are promptly corrected after discovery of such error by Company or any of its Subsidiaries or the failure to make any required contribution of a material amount to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in material current liability to the Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of material liability on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if it would reasonably be expected that Company or any of its Subsidiaries will incur material liability therefor (in excess of the contribution that would otherwise have been due absent such withdrawal), or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim with a reasonable likelihood of success (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan if such assertion or the liability with respect thereto would reasonably be expected to be material to any Person; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; in either case if such failure would reasonably be expected to be material to any Person or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                      "Existing Notes" means the Company's 7.35% Notes due 2007 and the Company's 7.20% Notes due 2007.

                     "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter owned, leased, operated or used by the Company or any of its Subsidiaries (but only as to portions thereof actually owned, leased, operated or used) or any of their respective Affiliates that are directly or indirectly controlled by the Company.

                     "Fully-Diluted Basis" means, as of any time, a calculation that gives effect to the issuance of (i) all shares of Common Stock at the time issuable upon exchange, exercise or conversion of all Common Stock Equivalents at that time outstanding and (ii) all shares of Common Stock at that time reserved for issuance pursuant to stock option or stock grant or similar programs.

                     "Hazardous Materials" means any chemical, material or substance, the generation, use, storage, transportation or disposal of which, or the exposure to which, is prohibited, limited or regulated pursuant to an Environmental Law or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                     "Indenture" means the Indenture, dated as of the date of this Agreement, by and between the Company and the Trustee, in the form of Exhibit A.

                      "Investor Rights Agreement" means the Investor Rights Agreement, dated as of the date of this Agreement, among the Company and each of the Purchasers, in the form of Exhibit D.

                     "Liens" has the meaning specified in Section 3.1(a).

                     "Material Adverse Effect" has the meaning specified in Section 3.1(b).

                     "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                     "Notes" means the Company's 6% Senior Notes due 2014.

                     "Notes Effective Date" means the date that the Notes Registration Statement is first declared effective by the Commission.

                     "Notes Registration Rights Agreement" means the Notes Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit C.

                     "Notes Registration Statement" means a registration statement meeting the requirements set forth in the Notes Registration Rights Agreement.

                     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

                     "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                     "Purchasers' Counsel" means Latham & Watkins LLP.

                     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

                     "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                     "Securities" means the Notes, Warrants and the Warrant Shares.

                     "Securities Act" means the Securities Act of 1933, as amended.

                     "Stockholder Voting Agreement" means the Stockholder Voting Agreement dated as of the date of this Agreement by and among the Company and the Controlling Stockholders.

                     "Subsidiary" means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

                     "Trading Day" means (a) any day on which the Common Stock is traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted on any national securities exchange, market or trading or quotation facility, then a day on which trading occurs on The New York Stock Exchange (or any successor thereto).

                     "Trading Market" means the New York Stock Exchange or any national securities exchange, market or trading or quotation facility on which the Common Stock is listed or quoted.

                     "Transaction Documents" means this Agreement, the Indenture, the Notes, the Warrant Agreement, the Warrants, the Stockholder Voting Agreement, the Notes Registration Rights Agreement, the Investor Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                     "Trustee" means U.S. Bank National Association.

                     "Warrant" means each Common Stock purchase warrant, issued pursuant to the Warrant Agreement (defined herein) issued to each Purchaser at the Closing.

                     "Warrant Agent" means U.S. Bank National Association.

                     "Warrant Agreement" means the warrant agreement dated as of the date of this Agreement, by and between the Company and the Warrant Agent, in the form of Exhibit B.

                     "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                     "Warrant Shares Effective Date" means the date the Warrant Shares Registration Statement is first declared effective by the Commission.

                     "Warrant Shares Registration Statement" means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale of the Warrant Shares by the Purchasers or their assignees (together with the Notes Registration Statement, the "Registration Statements").

ARTICLE II.
PURCHASE AND SALE

           2.1.     Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, the principal amount of Notes and the number of Warrants as set forth in Schedule I opposite the name of each such Purchaser at the purchase price set forth therein. The Closing shall take place at the offices of Purchasers' Counsel immediately following satisfaction or waiver of the conditions set forth in Article V of this Agreement or at such other location or time as the parties may agree.

           2.2.     Closing Deliveries.

                (a)     At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                           (i)     this Agreement duly executed by the Company;

                           (ii)     a duly executed Note or Notes (in such denominations as the Purchasers request);

                           (iii)     a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire on the terms set forth therein the number of Warrant Shares set forth on Schedule I;

                           (iv)     the legal opinion of Company Counsel addressed to the Purchasers, satisfactory to Purchasers' Counsel and in form of Exhibit E;

                           (v)     the legal opinion of the General Counsel of the Company addressed to the Purchasers, satisfactory to Purchasers' Counsel and in form of Exhibit F;

                           (vi)     the Indenture duly executed by the Company and the Trustee;

                           (vii)     the Warrant Agreement duly executed by the Company and the Warrant Agent;

                           (viii)     the Notes Registration Rights Agreement duly executed by the Company;

                           (ix)     the Investor Rights Agreement duly executed by the Company;

                           (x)     the Stockholder Voting Agreement duly executed by the Company and each of the Controlling Stockholders and each of their respective Affiliates; and

                           (xi)     a Controlling Stockholder Letter duly executed by each of Martin Tuchman, Warren L. Serenbetz and Hickory Enterprises, L.P.

                (b)     At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                           (i)     the purchase price indicated below such Purchaser's name on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                           (ii)     this Agreement duly executed by such Purchaser;

                           (iii) the Notes Registration Rights Agreement duly executed by such Purchaser; and

                           (iv)     the Investor Rights Agreement duly executed by such Purchaser.

           2.3.     Allocation of Purchase Price. It is hereby agreed that, for purposes of Treasury Regulations 1.1273-2(h), (i) the aggregate "issue price" of the investment unit consisting of the Notes and Warrants is $150,000,000, (ii) the aggregate fair market value and the aggregate purchase price of the Notes is $127,500,000, and (iii) the aggregate fair market value and aggregate purchase price of the Warrants is $22,500,000. The Company and each of the Purchasers agree to use the foregoing issue price, purchase prices and fair market values for U.S. federal income tax purposes with respect to this transaction (unless otherwise required by a final determination by the Internal Revenue Service or a court of competent jurisdiction).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

           3.1.     Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof:

                (a)     Subsidiaries. The Company has no subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

                (b)     Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to (i) materially adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

                (c)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement of such Transaction Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

                (d)     No Conflicts. The execution and delivery of the Transaction Documents by the Company, the consummation by the Company of the transactions contemplated thereby and the performance of its obligations under the Transaction Documents, including the issuance and delivery of the Notes, Warrants and Warrant Shares do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents (the "Organizational Documents"), or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except for such conflicts, defaults or rights that would not reasonably be expected to have a Material Adverse Effect, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except for such violations that would not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any Subsidiary, except for such Liens that would not reasonably be expected to have a Material Adverse Effect, (v) require any approval of stockholders, partners or members or any approval or consent of any person under any contractual obligation of the Company, except for such approvals or consents obtained on or before the Closing Date and except as set forth on Schedule 3.1(d) or (vi) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any person under any applicable law or any provision of the Organizational Documents or any material agreement or other instrument to which the Company or any Subsidiary is bound.

                (e)     Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 and their compliance with the agreements set forth therein, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under Section 4.5, (ii) the filing with the Commission of each of the Notes Registration Statement and the Warrant Shares Registration Statement, (iii) an application(s) to a Trading Market for the listing of the Warrant Shares for trading thereon in the time and manner required thereby, (iv) filings under any state blue sky laws and (v) the qualification of the Indenture under the Trust Indenture Act.

                (f)     Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants. The Warrants are initially exercisable for 8,333,333 Warrant Shares which will constitute 19.976% of the Company's Common Stock on a Fully-Diluted Basis immediately after the Closing.

                (g)     Default of Indebtedness. The Company is not in default in the payment of the principal of or interest (i) on any indebtedness or (ii) under any instrument or agreement under or subject to which any indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder, except for such defaults for which the Company has obtained an effective waiver at least through December 31, 2004.

                (h)     No Default. The Company is not in default in the payment or performance of any of its material contractual obligations where such default could reasonably be expected to have a Material Adverse Effect or the Company has obtained an effective waiver with respect to any such default.

                (i)     Registration of Securities. Except pursuant to the Notes Registration Rights Agreement and the Investor Rights Agreement, the Company has not entered into any agreement to register its debt or equity securities under the Securities Act.

                (j)     Use of Proceeds. The proceeds from the sale of the Securities hereunder will be used at the Closing to repay at par not less than $46.0 million of the Existing Notes held by the Purchasers and to pay the all costs and expenses associated with the transactions contemplated by this Agreement, with the remainder used for general corporate purposes.

                (k)     Capitalization. The authorized capital stock of the Company consists of (a) one hundred million (100,000,000) shares of Common Stock of which, as of September 1, 2004, 27,604,746 shares were outstanding, and (b) one million (1,000,000) shares of preferred stock, none of which shares are currently outstanding. The Company currently has only one class of Common Stock. Except as disclosed on Schedule 3.1(k), there are no outstanding Common Stock Equivalents or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in the 2003 10-K, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                (l)     SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials"), except for the Company's quarterly reports for the three-month periods ended March 31, 2004, and June 30, 2004 which the Company intends to file prior to December 31, 2004. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent financial statements contained in reports other than the 2003 10-K have been restated. The financial statements of the Company included in the 2003 10-K comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject have been filed as exhibits to the SEC Reports to the extent required under the Exchange Act.

                (m)     Material Changes. Except as specifically disclosed in the 2003 10-K, since December 31, 2003, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

                (n)     Litigation. Except as set forth in the SEC Reports or on Schedule 3.1(n), there has been no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the 2003 10-K or on Schedule 3.1(n), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                (o)     Labor Relations. Except as set forth in the 2003 10-K, no material labor dispute exists or, to the actual knowledge of the Company, is imminent with respect to any of the employees of the Company.

                (p)     Compliance. Except as set forth in the 2003 10-K, neither the Company nor any Subsidiary (i) is in violation of any order of any court, arbitrator or governmental body, or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case of (i) and (ii) as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                (q)     Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such certificates, authorizations or permits could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (such certificates, authorizations and permits, the "Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                (r)     Payment of Taxes. Except as set forth in the 2003 10-K, all material tax returns and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed (or extensions for making such filings have been requested and granted), and all material taxes, assessments and other governmental charges imposed upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid) other than those which are being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor and filings relating to local qualifications to do business. The Company does not know of any tax assessment that has been proposed in writing against the Company or any of its Subsidiaries other than those which are being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor.

                (s)     Performance of Agreements; Certain Existing Agreements. Immediately after giving effect to the transactions contemplated by this Agreement, the Company will not be in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material agreements or contracts, and no condition would exist that, with the giving of notice or the lapse of time or both, would constitute such a default, except, in each case, individually or in the aggregate, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expect to have a Material Adverse Effect.

                (t)     Securities Activities. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, as in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                (u)     ERISA. Except as identified in Schedule 3.1(u), (i) the Company and each of its ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have materially performed all their obligations under each Employee Benefit Plan; (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to the knowledge of Acquisition Company, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; and (iii) no material liability to the PBGC (other than required premium payments or contributions), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its ERISA Affiliates. No ERISA Event has occurred within the past six years or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides material health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company or any of its respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Company or any of its ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by more than $5,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Company and its respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is not greater than $5,000,000. The Company and each of its ERISA Affiliates have materially complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

                (v)     Environmental Matters. Neither the Company nor any of its respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or the Release or threatened Release of any Hazardous Materials that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any its Subsidiaries has received any request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9604) or any comparable law related to a matter that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to the Company's actual knowledge, have been, no violation of Environmental Laws or Release of Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against the Company or any of the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries nor to the Company's or any Subsidiaries' knowledge, any predecessor of the Company or any of the Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Company's or any of the Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except for any such activity conducted in material compliance with Environmental Laws and in a manner that individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Compliance with all current requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company's knowledge, no event or condition has occurred or is occurring with respect to the Company or any of the Subsidiaries relating to any Environmental Law, any Release or threatened Release of Hazardous Materials, or any other activity involving Hazardous Materials which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

                (w)     Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the failure of which to so have could reasonably be expected to have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company and except as disclosed in the SEC Reports, all such Intellectual Property Rights are enforceable by the Company or applicable subsidiary, as the case may be, and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                (x)     Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                (y)     Transactions With Affiliates and Employees. Except as disclosed in the 2003 10-K, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                (z)     Internal Accounting Controls. Except as disclosed in the 2003 10-K, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of December 31, 2003; and (iii) were, as of December 31, 2003, effective in all material respects to perform the functions for which they were established. Except as disclosed in the 2003 10-K, the Company maintains a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the 2003 10-K, based on the Company's most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since the date of the most recent evaluation of such internal control over financial reporting, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                (aa)     Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                (bb)     Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 and their compliance with the agreements set forth therein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. It is not necessary to qualify the Indenture under the Trust Indenture Act in connection with the issuance and sale of the Securities to the Purchasers on the Closing Date.

                (cc)     Solicitation. None of the Company or any of its affiliates, has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as used in Regulation D) under the Securities Act or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Securities and the Company will not enter into any such arrangement, except for this Agreement and the Registration Rights Agreements.

                (dd)     Integration. None of the Company or any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.

                (ee)     Sale During Previous Six Months. The Company has not sold or issued any shares of Common Stock, any security convertible into shares of Common Stock, or any security of the same class as the Securities during the six-month period preceding the date of this Agreement, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                (ff)     Stabilization and Manipulation. Neither the Company, nor any of its Affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or Common Stock to facilitate the sale or resale of such Securities.

                (gg)     Indebtedness. The table on Schedule 3.1(gg) sets forth and identifies in reasonable detail all outstanding short-term and long-term indebtedness of the Company and its Subsidiaries. Schedule 3.1(gg) includes the principal amounts of all such indebtedness and specifies all indebtedness to which the indebtedness represented by the Notes is in any way subordinated.

                (hh)     Investment Company. The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (ii)     Registration Rights. With the exception of the rights granted in the Transaction Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

                (jj) Disclosure. As of the date of this Agreement, and as of the Closing Date, the representations and warranties of the Company and its Subsidiaries contained in this Agreement (including all schedules attached hereto) and the information contained in the 2003 10-K, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. There is no fact known to the Company that has had, or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed in this Agreement (including all schedules attached hereto) or in the 2003 10-K.

                (kk)     Questionable Payments. Neither the Company nor, to the knowledge of the Company, any of its current stockholders, directors, officers, employees, agents or other persons on behalf of the Company or any of its Subsidiaries, has on behalf of the Company or any of its Subsidiaries or in connection with their businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees form corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) other than as set forth in the 2003 10-K, made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                (ll)     Controlling Stockholders. The table on Schedule 3.1(ll) sets forth the Common Stock beneficially owned by each Controlling Stockholder. Collectively, the Controlling Stockholders beneficially own 13,846,757 shares of Common Stock which will constitute at least 50.5% of the Company's Common Stock on a Fully-Diluted Basis immediately after the Closing.

           3.2.     Representations and Warranties of the Purchasers. Each Purchaser, as of the date hereof, hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

                (a)     Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the other Transaction Documents has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                (b)     Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the other Transaction Documents, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                (c)     Purchaser Status. At the time such Purchaser was offered the Securities, it was, at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                (d)     Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser acknowledges and agrees that it has undertaken such investigation as it deems necessary or appropriate to enable it to make an informed and intelligent decision with regard to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that no such investigation will have any impact on any Purchaser's rights hereunder.

                (e)     General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                (f)     Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

          The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

           4.1.     Transfer Restrictions.

                (a)     The Notes shall be subject to certain restrictions on transfer and will be required to bear certain legends with regard to such restrictions as more fully set forth in the Indenture.

                (b)     The Warrants and the Warrant Shares shall be subject to certain restrictions on transfer and will be required to bear certain legends with regard to such restrictions as more fully set forth in the Warrant Agreement and the Investor Rights Agreement.

           4.2.     Furnishing of Information. After January 1, 2005 and for as long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after such date pursuant to the Exchange Act and to deliver, upon reasonable request from a Purchaser, a written certification of a duly authorized officer as to whether it has complied with its filing obligations under the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

           4.3.     Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions including, without limitation, under the rules and regulations of any Trading Market.

           4.4.     Reservation and Listing of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. Once the Company's Common Stock has been approved for listing on a Trading Market, the Company will (i) use all commercially reasonable efforts to cause the Warrant Shares to be approved for listing on such Trading Market as soon as possible thereafter, (ii) provide to the Purchasers evidence of such listing, and (iii) use all commercially reasonable efforts to maintain the listing of the Warrant Shares on such Trading Market.

           4.5.     Securities Laws Disclosure; Publicity. The Company shall (i) on the Closing Date, issue a press release acceptable to the Purchasers disclosing the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. Subject to the limitations contained in Section 4.10, the Company shall, at a reasonable time prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law or Trading Market rules or regulations, in which case, in the case of public statements made within 8 months after the Closing Date and press releases, the disclosing party shall promptly provide the other party with prior notice thereof. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law, the Commission or Trading Market rules or regulations, in which case the Company shall provide the Purchasers with written notice of and at a reasonable time prior to such disclosure.

           4.6.     Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder at the Closing to repurchase the Existing Notes held by the Purchasers and pay fees and expenses associated with the transactions contemplated hereby with the remainder for general corporate purposes.

           4.7.     Indemnification of Purchaser. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Documents; provided, however, that, with respect to Losses arising from the misrepresentation, breach or inaccuracy of any representation or warranty made by the Company in this Agreement, (i) the Purchaser Parties shall only be entitled to the indemnity provided for in this Section 4.7 for those Losses for which a claim is asserted pursuant to this Section 4.7 on or prior to the Representation Termination Date, (ii) the Purchaser Parties shall only be entitled to such indemnity to the extent that all Losses of all Purchaser Parties (in the aggregate) exceed $1,500,000 (in which event, this indemnity will be applicable to all such Losses, including the first $1,500,000), and (iii) the Company's aggregate liability to the Purchaser Parties with respect to all Losses shall not exceed $75,000,000. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

           4.8.     Reimbursement. Subject to the provisions of Section 9 of the Investor Rights Agreement and Section 6 of the Notes Registration Rights Agreement and other than with respect to gross negligence or wilful misconduct by a Purchaser, if any Purchaser becomes involved in any capacity in any action, proceeding or investigation by or against any Person who has a relationship with the Company (including as a stockholder), solely as a result of such Purchaser's acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

           4.9.     Shareholders Rights Plan. No claim will be made or enforced by the Company that any Purchaser is an "Acquiring Person" (or similar triggering person) under any shareholders rights plan or other Anti-Takeover Provision in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company will take such affirmative steps as may be required to render inapplicable to the Purchasers all Anti-Takeover Provisions that may otherwise apply to the Purchasers as a result of their acquisition of Securities hereunder.

           4.10.     Material Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf shall provide any of the Purchasers or its agents or counsel with any information that constitutes material non-public information, unless such Purchaser shall have prior thereto agreed to execute a written agreement regarding the confidentiality and use of such information.

ARTICLE V.
CONDITIONS

           5.1.     Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to purchase and pay for the Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, on or before the Closing Date, of each of the following conditions:

                (a)     Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for representations and warranties that speak of a specific date, which need only be true and correct as of such date).

                (b)     Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

                (c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                (d)     Adverse Changes. Since December 31, 2003, no event or series of events shall have occurred with respect to the Company or its Subsidiaries that has had or could reasonably be expected to result in a Material Adverse Effect.

                (e)     Proceedings Satisfactory; Delivery of Items. All proceedings taken in connection with the sale of the Securities and the transactions contemplated by the Transaction Documents, and all documents and papers relating thereto, shall be reasonably satisfactory to each Purchaser. The Company shall have delivered to Purchasers' Counsel all items that it is required to deliver at the Closing under Section 2.2 (a) including any additional agreements as the Purchasers or Purchasers' Counsel shall have reasonably requested.

                (f)     Consents. The Company shall have received all necessary consents, approvals and authorizations and sent or made all notices, filings, registrations and qualifications required to be obtained, sent or made in connection with the consummation of the transactions contemplated this Agreement and the other Transaction Documents and the continued operation of the business conducted by the Company and its subsidiaries.

                (g)     Compliance Certificates

                     (i)      Each Purchaser shall have received an Officer's Certificate, signed by each of the Company's Chief Executive Officer and Chief Financial Officer, dated as of the Closing Date, certifying that the Company has satisfied the conditions set forth in Section 5.1(a)-(f) and further certifying as to such other matters as any Purchaser may request in the exercise of its reasonable discretion.

                     (ii)      Each Purchaser shall have a received a certificate, date the Closing Date and signed by the corporate secretary of the Company, certifying as to the board and other resolutions attached thereto and as to all other corporate or other organizational proceedings relating to the authorization, execution and delivery of the Notes, Warrants, Warrant Shares and Transaction Documents.

                (h)     Solvency Certificate. Each Purchaser shall have received a satisfactory solvency certificate from the Chief Financial Officer of the Company in the form substantially similar to Exhibit G hereto.

                (i)     CUSIPs. The Company shall have obtained CUSIP numbers for each of the Notes, Warrants and Warrant Shares at least one day prior to Closing.

                (j)     Repurchase of Existing Notes. Immediately after the sale of the Securities, the Company shall have delivered to each of the Purchasers the amounts set forth on Schedule II via intra-bank or federal funds wire transfer of same day funds to such accounts as each Purchaser designates, to repurchase all of each Purchaser's Existing Notes.

                (k)     Payment of Fees and Expenses. The Company shall have paid all of the reasonable costs and expenses (including, without limitation, the reasonable and documented out-of-pocket attorneys fees and expenses) incurred by or on behalf of the Purchasers in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the completion of due diligence in connection therewith.

                (l)     No New Information. No Purchaser shall have become aware of any information or other matter with respect to legal matters affecting the Company that is inconsistent with the financial and other information disclosed to such Purchaser prior to the date hereof, in a manner that constitutes or would reasonably be expected to result in a Material Adverse Effect.

                (m)     Purchase Permitted by Applicable Laws; Legal Investment.

          Each Purchaser's purchase of and payment for the Securities to be purchased by it:

                      (i)     shall not be prohibited by any applicable law or governmental regulation; and

                      (ii)     shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

          The Company shall have delivered to each Purchaser factual certificates or other evidence requested by it, in form and substance satisfactory to it, to enable such Purchaser to establish compliance with this condition, including copies of all state securities law or "blue sky" filings made or to be made in connection with the transactions contemplated hereby.

           5.2.     Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                (a)     Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

                (b)     Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

                (c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                (d)     Consents. The Company shall have received all necessary consents, approvals and authorizations required to be obtained, sent or made in connection with the consummation of the transactions contemplated this Agreement and the other Transaction Documents.

                (e)     Transfer of Existing Notes. Immediately after the sale of the Securities, each of the Purchasers shall have transferred all of its Existing Notes by book entry to the Company against payment therefor by the Company as contemplated hereby.

ARTICLE VI.
MISCELLANEOUS

           6.1.     Fees and Expenses. At the Closing, the Company shall pay all of the reasonable costs and expenses (including, without limitation, the reasonable and documented out-of-pocket attorneys fees and expenses) incurred by or on behalf of the Purchasers in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the completion of due diligence in connection therewith. The Company shall pay all the fees and expenses of the Trustee, the Warrant Agent and their respective counsel, as well as any fees and expenses in connection with obtaining CUSIP numbers, transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

           6.2.     Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

           6.3.     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Interpool, Inc. 211 College Road East Princeton, New Jersey 08540 Phone No.: (609) 452-8900 Facsimile No.: (609) 951-0362 Attn: Chief Executive Officer

With a copy to:	Interpool, Inc. 633 Third Avenue, 27th Floor New York, New York 10017 Attn: General Counsel Facsimile No.: (212) 986-2038

If to a Purchaser:	To the address set forth under such Purchaser's name on the signature pages hereof;

With a copy to:	Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 Attn: Kirk A. Davenport II Phone No.: (212) 906-1200 Facsimile No.: (212) 751-4864

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

           6.4.     Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

           6.5.     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

           6.6.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in Section 4.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company.

           6.7.     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except as otherwise set forth in Section 4.7 hereof.

           6.8.     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

           6.9.     Survival. The agreements and covenants contained herein shall survive the Closing and the delivery and exercise of the Securities.

           6.10.     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

           6.11.     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

           6.12.     Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

           6.13     Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Company agrees that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section with respect to the transactions contemplated by this Agreement.

           6.14     Survival of Representations and Warranties. All statements contained in any certificate or other document delivered to the Purchasers by or on behalf of the Company pursuant to or in connection with this Agreement or the Closing shall be deemed to constitute representations and warranties under this Agreement with the same force and effect as the representations and warranties expressly set forth herein. All of the Company's and the Subsidiaries' representations and warranties thereunder and hereunder shall survive the execution and delivery of the same, any investigation by the Purchaser and the issuance of the Securities; provided, however, that in no event shall such representations and warranties of the Company and the Subsidiaries survive beyond the date (the "Representation Termination Date") that is six months following the date on which the Company files with the Commission the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

           6.15     Reorganization. It is intended and agreed that, for federal income tax purposes, (i) the Purchase of the Notes and Warrants under this Agreement and the repurchase of certain of the Existing Notes by the Company constitute components of an integrated transaction and (ii) to the extent that proceeds from the sale to Purchasers of the Notes and Warrants are used to retire Existing Notes held by such Purchasers, the sale of Notes and Warrants to such Purchasers and the retirement of Existing Notes from such Purchasers shall be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTERPOOL, INC. By: Name: Title:

RIVA RIDGE MASTER FUND, LTD. By: RIVA RIDGE CAPITAL MANAGEMENT LP, as Investment Manager By: RIVA RIDGE GP, LLC, GP to the Investment Manager By: Name: Title:

MARINER LDC By: RIVA RIDGE CAPITAL MANAGEMENT LP, as Investment Manager By: Name: Title:

GREYWOLF CAPITAL PARTNERS II LP By: Name: Title:

GREYWOLF CAPITAL OVERSEAS FUND By: Name: Title:

GREYWOLF HIGH YIELD MASTER FUND By: Name: Title:

CASPIAN CAPITAL PARTNERS, LP By: MARINER INVESTMENT GROUP, INC., as Investment Advisor By: Name: Title:

MARINER LDC By: MARINER INVESTMENT GROUP, INC., as Investment Advisor By: Name: Title:

MARINER OPPORTUNITIES FUND, LP By: MARINER INVESTMENT GROUP, INC., as Investment Advisor By: Name: Title:

MARINER VOYAGER MASTER FUND, LTD By: MARINER INVESTMENT GROUP, INC., as Investment Advisor By: Name: Title:

GOLDMAN, SACHS & CO. By: Name: Title: